As filed with the Securities and Exchange Commission on March 7, 2024
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Werewolf Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-3523180
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Talcott Ave, 2nd Floor Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

2021 Stock Incentive Plan
(Full Title of the Plan)

 Daniel J. Hicklin, Ph.D.
President and Chief Executive Officer
Werewolf Therapeutics, Inc.
200 Talcott Ave, 2nd Floor
Watertown, MA 02472
(Name and Address of Agent for Service)

(617) 952-0555
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

Statement of Incorporation by Reference
This Registration Statement on Form S-8, relating to the 2021 Stock Incentive Plan of Werewolf Therapeutics, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-255636, filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2021 by the Registrant, relating to the Registrant’s 2017 Stock Incentive Plan, 2021 Stock Incentive Plan and 2021 Employee Stock Purchase Plan, (ii) the Registration Statement on Form S-8, File No. 333-263806, filed with the SEC on March 24, 2022 by the Registrant, relating to the Registrant’s 2021 Stock Incentive Plan, and (iii) the Registration Statement on Form S-8, File No. 333-270764, filed with the SEC on March 23, 2023 by the Registrant, relating to the Registrant’s 2021 Stock Incentive Plan and 2021 Employee Stock Purchase Plan, in each case except for Item 8, Exhibits thereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.
The following exhibits are incorporated herein by reference:

Number	Description

4.1
Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 5, 2021).

4.2
Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 27, 2023).

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).
24.1*	Power of attorney (included on the signature pages of this registration statement).
99.1
2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-255132) filed with the Securities Exchange Commission on April 26, 2021.

107*	Calculation of Filing Fee Tables.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts on this 7th day of March, 2024.

WEREWOLF THERAPEUTICS, INC.

By:	/s/ Daniel J. Hicklin
Daniel J. Hicklin, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Werewolf Therapeutics, Inc., hereby severally constitute and appoint Daniel J. Hicklin, Ph.D. and Timothy W. Trost, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Werewolf Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel J. Hicklin	President, Chief Executive Officer and Director	March 7, 2024
Daniel J. Hicklin, Ph.D.	(Principal Executive Officer)

/s/ Timothy W. Trost	Chief Financial Officer and Treasurer	March 7, 2024
Timothy W. Trost	(Principal Financial and Accounting Officer)

/s/ Luke Evnin	Chairman of the Board of Directors	March 7, 2024
Luke Evnin, Ph.D.

/s/ Michael B. Atkins	Director	March 7, 2024
Michael B. Atkins, M.D.

/s/ Meeta Chatterjee	Director	March 7, 2024
Meeta Chatterjee, Ph.D.

/s/ Derek DiRocco	Director	March 7, 2024
Derek DiRocco, Ph.D.

/s/ Alon Lazarus	Director	March 7, 2024
Alon Lazarus, Ph.D.

/s/ Briggs W. Morrison	Director	March 7, 2024
Briggs W. Morrison, M.D.

/s/ Michael Sherman	Director	March 7, 2024
Michael Sherman